Exhibit 16.1



Cordovano and Honeck LLP                           Certified Public Accountants
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                                                   201 Steele Street
                                                   Suite 300
                                                   Denver, Colorado 80206
                                                   (303) 329-0220 Phone
                                                   (303) 316-7493 Fax


                                November 18, 2005

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Re:      Avalon Oil & Gas, Inc. (formerly XDOGS, Inc.)



Commissioners:

We were previously the principal accountants for Avalon Oil & Gas, Inc. (formerly XDOGS, Inc.), and we reported on the financial statements of XDOGS, Inc. as of March 31, 2005 and 2004, and for the two years then ended. We have not provided any audit services to Avalon Oil & Gas, Inc. since the audit of the March 31, 2005 financial statements. On November 15, 2005, our appointment as principal accountants was terminated. We have read Avalon Oil & Gas, Inc.'s statements which we understand will be filed with the Commission pursuant to
Item 4 of Form 8-K. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,



/s/ Cordovano and Honeck LLP
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Cordovano and Honeck LLP